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                                                                      EXHIBIT B

                          DAL-TILE INTERNATIONAL INC.

                       MANAGEMENT SUBSCRIPTION AGREEMENT

          AGREEMENT made as of July 17, 1998 by and among Dal-Tile International Inc., a Delaware corporation (the "Corporation") and Jacques Sardas (the "Subscriber").

          WHEREAS, the Subscriber wishes to purchase an aggregate of 100,000 shares of common stock, par value $.01 per share of the Corporation (the "Common Stock") for $9.44 per share in cash and thereby make an investment in the Corporation and the Corporation wishes to issue and sell the same to the Subscriber, upon the terms and conditions hereinafter set forth;

          NOW, THEREFORE, the parties agree as follows:

          SECTION 1.     AGREEMENT TO SELL AND PURCHASE SECURITIES.   The
Corporation agrees to sell to the Subscriber, and the Subscriber subscribes and agrees to pay for, upon the terms and condition hereinafter set forth, 100,000 shares (the "Shares") of Common Stock, at a purchase price of $9.44 per share.

          SECTION 2. CLOSING. The issuance and delivery of the Shares to the Subscriber and all other transactions contemplated hereby shall take place at a closing (the "Closing") at the offices of the Corporation at 10:00 a.m. Dallas times, on July 24, 1998 or at such other place or such other time or date as the Corporation and the Subscriber may agree in writing. At the Closing the Subscriber shall pay for the Shares in immediately available funds or by such other form of payment acceptable to the Corporation and the Corporation will issue or cause to be issued and delivered to him certificates for the Shares.

          SECTION 3. REPRESENTATIONS AND WARRANTIES BY THE CORPORATION. The Corporation represents and warrants to the Subscriber that:

          (a) The Corporation is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and has all requisite corporate power and authority for the transactions contemplated by this Agreement.

          (b) The authorized capital stock of the Corporation consists of 200,000,000 shares of Common Stock and 11,100,000 shares of preferred stock, par value $.01 per share. As of April 3, 1998, there were 53,455,101 shares of Common Stock outstanding and no shares of preferred stock outstanding.

          (c) The Corporation has full power and authority to enter into this Agreement, and to issue and deliver the Shares and to incur and perform the obligations provided for herein, all of which have been duly authorized by all necessary corporate action. The execution and performance of this agreement does not, and the issuance of the Shares will not, violate any provision of any applicable law or the Restated Certificate of Incorporation or the By-Laws of the Corporation, or any agreement or instrument by which it is bound and will not result in the creation of any encumbrance or charge upon any of its assets. This Agreement constitutes the

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valid and legally binding obligation of the Corporation, enforceable in accordance with its terms, except as the same may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws affecting the enforcement of creditors' rights generally or by general equitable principles.

          (d) The Shares when issued and delivered pursuant to this Agreement will be validly issued, fully paid and non-assessable.

          SECTION 4. REPRESENTATIONS AND WARRANTIES OF SUBSCRIBER. The Subscriber for himself represents, warrants and agrees that:

          (a) The Subscriber is acquiring the Shares to be acquired by him hereunder for his own account, for investment and not with a view to the sale or distribution thereof nor with any present intention of distributing or selling the same.

          (b) The Subscriber will not sell, assign, transfer, pledge or otherwise dispose of any of the Shares acquired by him hereunder unless and until the same are registered under the Securities Act of 1933, as amended (the "Securities Act"), and any applicable state securities law, or an exemption from such registration is available, and until the Corporation shall have received a written opinion of counsel to the Subscriber, reasonably acceptable to the Corporation, that the disposition is in compliance with the requirements of the Securities Act and any applicable state securities law.

          (c) The Subscriber acknowledges and agrees that the Shares will contain an appropriate legend restricting the transfer thereof.

          (d) The Subscriber has the full legal right and power and all authority and approval required to enter into, execute and deliver this Agreement and to perform fully his obligations hereunder. This Agreement has been duly executed and delivered and is the valid and binding obligation of the Subscriber enforceable in accordance with its terms, except as the same may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws affecting the enforcement of creditors' rights generally or by general equitable principles. The execution and delivery of this Agreement by the Subscriber and the performance by the Subscriber of this Agreement in accordance with its terms and conditions will not (i) require the approval or consent of any other person, including without limitation the approval or consent of any governmental or regulatory body; or (ii) conflict with or result in any breach or violation of any of the terms and conditions of, or constitute (or with notice or lapse of time or both constitute) a default under, any statute, regulation, order, judgment or decree applicable to the Subscriber, or any instrument, contract or other agreement to which the Subscriber is a party or by or to which the Subscriber is bound or subject.

          (e) The Subscriber is an Executive Officer of the Corporation and is familiar with its business and prospects.

          SECTION 5. COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be signed by the Corporation and the Subscriber and all of

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which shall be deemed to be one and the same agreement binding upon the
Corporation and the Subscriber.

          SECTION 6. NOTICES. All notices hereunder shall be in writing and shall be deemed to have been duly given if delivered in person or by registered or certified mail, return receipt requested, to the Corporation at its principal place of business, or to the Subscriber at the address set forth below or such other address as the Subscriber shall have given to the Corporation for such purpose. Notice shall be deemed to have been effectively given when mailed by certified mail, return receipt requested, to the proper address or delivered in person.

          SECTION 7. CHANGES. The terms and provisions of this Agreement may not be modified or amended, or any of the terms or provisions hereof waived, except pursuant to the written consent of the Corporation and the Subscriber.

          SECTION 8. HEADINGS. The headings of the various sections of this Agreement have been inserted for convenience of reference only and shall not be deemed to be part of this Agreement.

          SECTION 9. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the law of the State of Delaware applicable to agreements made and to be performed entirely within such State.

          IN WITNESS WHEREOF, this Agreement has been duly executed as of the date first above written.

                                       DAL-TILE INTERNATIONAL INC.

                                       By:
                                          --------------------------------------

                                       SUBSCRIBER

                                       -----------------------------------------

                                       Address:
                                       6031 Orchid Lane
                                       Dallas, TX  75230


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